Exhibit 99.1

China Recycling Energy Corporation Reports Results for the Full Year 2019

XI’AN, China, May 14, 2020 (GLOBE NEWSWIRE) -- China Recycling Energy Corporation (NASDAQ: CREG) (“CREG” or “the Company”), an industrial waste-to-energy solution provider in China, today reported certain highlights of its audited operating results for the full year ended December 31, 2019.

“As of December 31, 2019, we maintained a healthy cash and cash equivalents balance of approximately $16.22 million,” stated Mr. Guohua Ku, Chairman and CEO of the Company. In addition, we have accomplished significant cost cutting throughout our entire organization, evidenced by net loss narrowed by approximately 86.7% to approximately $(8.77) million in fiscal 2019, as compared to approximately $(76.22) million in the same period of fiscal 2018. We are executing what we believe is a clear plan to manage our business efficiently and effectively through the coronavirus pandemic, prioritizing the health and safety of our customers and teams. We believe our financial position and contingency plans will allow us to retain the financial flexibility to pursue the fast-growing smart power sector. We feel we are back on track to continue evaluating several exciting strategic opportunities to reinvest in innovative growth initiatives that we expect will reposition our energy sustainability business in direct relation to smart power integrated solutions to vastly improve climate change efficiency in China, which we believe will better serve our clients, employees and shareholders. As such, we will maintain our focus on expense and working capital discipline so that we move forward with a strengthened platform to attempt to capitalize on the significant opportunities we see for growth.”

“Lastly, I want to thank all our employees for their service to the business and to our loyal customers. I am confident we will emerge from this challenge even stronger, given the strength of our brand, our people and the new opportunities ahead of us.”

Financial Summary for the Full Year Ended December 31, 2019

●	Cash and cash equivalents were approximately $16.22 million as of December 31, 2019, a decrease of approximately $37.00 million as compared to approximately $53.22 million as of December 31, 2018.

●	Net sales were $0.70 million as compared to $4.89 million for the same period of 2018. The sales were from the electricity sold by Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”), a joint venture between one of the Company subsidiaries and Erdos Metallurgy Co., Ltd (“Erdos”). However, since May 2019, Erdos TCH has ceased its operations due to renovations and furnace safety upgrades of Erdos. During this period, Erdos will compensate Erdos TCH RMB 1 million ($145,460) per month, until operations resume. The Company expects the resumption of operations of Erdos TCH in July 2020.

●	Interest income on sales-type leases for the year ended December 31, 2019 was approximately $0.17 million, a decrease of approximately $3.14 million from approximately $3.14 million for the year ended December 31, 2018. The Company only had Pucheng Phase I and II systems since then, which the Company has ceased to accrue interest income since April 2018 because Pucheng power generation systems were suspended due to strict environmental protection policies and lack of supply of biomass waste raw materials.

●	Total operating income was approximately $0.87 million as compared to approximately $8.20 million for the same period of 2018.

●	Total operating expenses were $9.98 million for the year ended December 31, 2019, compared to $66.19 million for the year ended December 31, 2018, a decrease of $56.21 million or 85%. The decrease was mainly due to decreased bad debts expense by $26.82 million, decreased assets impairment loss on fixed assets and construction in progress by $27.55 million, and decreased operating expense by $2.86 million of Erdos TCH due to cessation of operations.

●	Net loss for the year ended December 31, 2019 was approximately $(8.77) million or approximately $(5.61) per fully diluted share compared to approximately $65.99 million or approximately $(76.22) per fully diluted share for the year ended December 31, 2018, a decrease of loss of $57,224,141. This decrease in net loss was mainly due to the decrease in operating expenses as described above.

About China Recycling Energy Corp.

China Recycling Energy Corporation (Nasdaq: CREG) (“CREG” or “the Company”) is based in Xi’an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The Company’s management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://creg-cn.investorroom.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of CREG and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, but not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions relating to the registered direct offering and those discussed in the Company’s annual and periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2019	DECEMBER 31, 2018

ASSETS

CURRENT ASSETS
Cash and equivalents	$16,221,297	$53,223,142
Accounts receivable, net	42,068,760	11,755,251
Interest receivable on sales type leases	5,245,244	9,336,140
Prepaid taxes	52,760	32,395
Other receivables	1,031,143	1,559,116

Total current assets	64,619,204	75,906,044

NON-CURRENT ASSETS
Investment in sales-type leases, net	8,287,560	24,962,056
Long term investment	-	475,635
Long term deposit	15,712	15,971
Operating lease right-of-use asset, net	54,078	-
Property and equipment, net	27,044,385	27,495,049
Construction in progress	23,824,202	42,582,177

Total non-current assets	59,225,937	95,530,888

TOTAL ASSETS	123,845,141	$171,436,932

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,200,220	$5,591,876
Taxes payable	4,087,642	3,636,559
Accrued liabilities and other payables	1,184,751	1,617,997
Operating lease liability	56,755	-
Due to related parties	41,174	41,168
Interest payable on entrusted loans	8,200,044	17,473,492
Entrusted loan payable	20,480,214	48,373,936

Total current liabilities	36,250,800	76,735,028

NONCURRENT LIABILITIES
Convertible note payable, net of unamortized debt discount	-	1,016,589
Accrued interest on notes	368,362	40,572
Income tax payable	5,782,625	6,390,625
Deferred tax liability, net	-	3,040,346
Notes payable, net of unamortized OID	1,552,376	-
Long term payable	430,034	-
Entrusted loan payable	286,689	-
Refundable deposit from customers for systems leasing	544,709	1,034,503

Total noncurrent liabilities	8,964,795	11,522,635

Total liabilities	45,215,595	88,257,663

CONTINGENCIES AND COMMITMENTS (NOTE 19 & 20)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 10,000,000 shares authorized, 2,032,721 shares and 1,029,528 shares issued and outstanding as of December 31, 2019 and 2018, respectively	2,033	1,030
Additional paid in capital	116,682,374	114,493,283
Statutory reserve	14,525,712	14,525,712
Accumulated other comprehensive loss	(6,132,614)	(4,620,930)
Accumulated deficit	(46,447,959)	(37,675,202)

Total Company stockholders’ equity	78,629,546	86,723,893

Noncontrolling interest	-	(3,544,624)

Total equity	78,629,546	83,179,269

TOTAL LIABILITIES AND EQUITY	$123,845,141	$171,436,932

The accompanying notes are an integral part of these consolidated financial statements.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	YEARS ENDED DECEMBER 31,
	2019	2018

Revenue
Contingent rental income	$697,028	$4,888,016

Interest income on sales-type leases	170,403	3,312,465

Total operating income	867,431	8,200,481

Operating expenses
Bad debts	5,386,003	32,210,656
Impairment loss on fixed assets and construction in progress	876,660	28,429,789
Loss on disposal of systems	1,242,694	-
General and administrative	2,469,162	5,548,475

Total operating expenses	9,974,519	66,188,920

Loss from operations	(9,107,088)	(57,988,439)

Non-operating income (expenses)
Loss on long-term notes redemption	(173,886)	-
Interest income	159,183	153,532
Interest expense	(2,101,440)	(8,738,148)
Interest expense – inducement on note conversion	(893,958)	-
Other income (expenses), net	319,625	(42)

Total non-operating expenses, net	(2,690,476)	(8,584,658)

Loss before income tax	(11,797,564)	(66,573,097)
Income tax (benefit) expense	(3,024,807)	2,627,458

Loss before noncontrolling interest	(8,772,757)	(69,200,555)

Less: loss attributable to noncontrolling interest	-	(3,203,657)

Net loss attributable to China Recycling Energy Corporation	(8,772,757)	(65,996,898)

Other comprehensive items
Foreign currency translation loss attributable to China Recycling Energy Corporation	(1,511,684)	(5,481,483)
Foreign currency translation gain attributable to noncontrolling interest	-	137,670

Comprehensive loss attributable to China Recycling Energy Corporation	$(10,284,441)	$(71,478,381)

Comprehensive loss attributable to noncontrolling interest	$-	$(3,065,987)

Basic weighted average shares outstanding	1,564,940	865,827
Diluted weighted average shares outstanding	1,564,940	865,827

Basic loss per share	$(5.61)	$(76.22)
Diluted loss per share	$(5.61)	$(76.22)

The accompanying notes are an integral part of these consolidated financial statements.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss including noncontrolling interest	$(8,772,757)	$(69,200,555)
Adjustments to reconcile loss including noncontrolling interest to net cash provided by (used in) operating activities:
Depreciation	-	2,041
Amortization of OID and debt issuing costs of convertible note	97,161	16,589
Stock compensation expense	148,625	-
Operating lease expenses	66,262	-
Bad debts expense	5,386,003	32,210,656
Assets impairment loss	876,660	28,429,789
Investment loss	-	(469)
Loss on disposal of 40% ownership of Fund Management Co	46,461	-
Loss on transfer of Chengli Boxing system	624,133	-
Loss on transfer of Xuzhou Huayu system	397,033	-
Loss on transfer of Shenqiu Phase I & II systems	208,359	-
Loss on disposal of fixed assets	289	-
Loss on long-term notes redemption	173,886	-
Interest expense - inducement on note conversion	893,958
Changes in deferred tax	(3,024,807)	1,022,985
Changes in assets and liabilities:
Interest receivable on sales type leases	(170,403)	(184,591)
Collection of principal on sales type leases	-	2,444,151
Accounts receivable	2,383,251	(159,283)
Prepaid expenses	(21,126)	696,525
Other receivables	(135,938)	(461,789)
Notes receivable	-	967,144
Construction in progress	-	(7,130,851)
Accounts payable	(2,837,609)	2,611,011
Taxes payable	(1,317,882)	717,487
Payment of operating lease liability	(63,555)	-
Interest payable on entrusted loan	(9,091,732)	10,093,477
Accrued liabilities and other payables	(36,932)	93,968
Refundable deposit for systems leasing	(478,368)	-

Net cash provided by (used in) operating activities	(14,649,028)	2,168,285

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of property & equipment	5,074	-

Net cash provided by investing activities	5,074	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes payable	2,000,000	1,000,000
Issuance of common stock	3,309,475	2,689,190
Repayment of entrusted loan	(27,125,768)	-

Net cash used in (provided by) financing activities	(21,816,293)	3,689,190

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND EQUIVALENTS	(541,598)	(2,464,576)

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(37,001,845)	3,392,899
CASH AND EQUIVALENTS, BEGINNING OF YEAR	53,223,142	49,830,243

CASH AND EQUIVALENTS, END OF YEAR	$16,221,297	$53,223,142

Supplemental cash flow data:
Income tax paid	$221,934	$1,160,017
Interest paid	$-	$-

Supplemental disclosure of non-cash operating activities
Transfer of Xuzhou Huayu Project and Shenqiu Phase I & II project to Mr. Bai	$35,415,556

Supplemental disclosure of non-cash investing and financing activities
Conversion of notes into common shares	$1,612,392	$-
Adoption of ASC 842 - right-of-use asset	$(118,234)	$-
Adoption of ASC 842 - operating lease liability	$118,234	$-

The accompanying notes are an integral part of these consolidated financial statements.